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                                                                  EXHIBIT 5.1

                    [COOLEY GODWARD LLP LETTERHEAD]

November 25, 1996


JTS Corporation
166 Baypointe Parkway
San Jose, CA 95134

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by JTS Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission covering a total of 10,037,500 shares (the "Shares") of common stock, $0.001 par value ("Common Stock") issued or are issuable upon (i) the conversion of Series B Preferred Stock, $.001 par value (the "Series B Preferred Stock"), or the exercise of Common Stock purchase warrants, issued or issuable upon conversion of Series B Preferred Stock, issued to GFL Advantage Fund Limited and Genesee Fund Limited-Portfolio B, (ii) the payment of dividends on the outstanding shares of Series B Preferred Stock in Common Stock, and (iii) the exercise of Common Stock purchase warrants issued to Wharton Capital Corporation, as described in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.



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JTS Corporation
November 19, 1996
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We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:    /s/ Andrei M. Manoliu
    ___________________________
          Andrei M. Manoliu

AMM/kal